Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statement (Form S-8) pertaining to the 2025 Equity Incentive Plan and 2025 Employee Stock Purchase Plan of Chime Financial, Inc. of our report dated March 5, 2026, with respect to the consolidated financial statements of Chime Financial, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2025.

/s/ Ernst & Young LLP

San Francisco, California
March 5, 2026